Exhibit 99.1

Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	July 24, 2020	Contact:	Ann Marie Luhr
	IMMEDIATE		716-687-4225

MOOG REPORTS THIRD QUARTER RESULTS

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the quarter ended June 27, 2020.

Third Quarter Highlights

•	Sales of $658 million, down 11% from a year ago;

•	Provisional GAAP diluted loss per share of ($0.44) includes $1.37 per share in pandemic-related charges;

•	Non-GAAP adjusted earnings per share of $0.93;

•	Operating margins of (0.7%), with adjusted operating margins of 8.2%;

•	$107 million cash flow from operating activities;

•	Reinstatement of quarterly cash dividend of $0.25 per share.

Segment Results

Aircraft Controls segment sales in the quarter were $249 million, down 26% year over year. Military OEM aircraft sales of $108 million were 1% higher. Strong F-35 Joint Strike Fighter sales, up 36% to $45 million, offset lower foreign military sales. Military aftermarket sales of $70 million increased 26%, the result of sustainment activity across multiple programs.

Total commercial aircraft revenues were $72 million, 59% lower. Sales to commercial OEM customers were down 61%. The combination of declining production rates and actions taken by OEMs to reduce inventory led to the steep decline. Commercial aftermarket sales decreased 49% on slowing repair activity and flight reductions across all platforms.

Space and Defense segment sales were $184 million, up 6% year over year. Space sales of $74 million increased 33% on strength across the portfolio, led by Department of Defense and NASA launch vehicle programs. Defense sales were down 7%, at $110 million, mostly tied to weaker sales of missile and component products.

Industrial Systems segment sales were $224 million, 3% lower compared to last year’s third quarter. Sales of industrial automation products were off 17%, with the decrease attributed to reduced capital spending globally. Sales into simulation and test applications declined 14%, partly due to soft demand for pilot training. Medical product sales, including pumps and components for respirator products, increased 26%. Energy market sales increased nominally, helped by acquired sales from the recent GAT acquisition.

Total backlog was $2.5 billion, with consolidated 12-month backlog at $1.7 billion, unchanged from a year ago.

“Our underlying operations performed extremely well this quarter under very difficult circumstances,” said John Scannell, Chairman and CEO. “It is a credit to our staff around the world for their commitment and flexibility. Our results reflect the importance of our diversity across markets. This diversity and our strong balance sheet are key to navigating today’s challenges. Over the last three months we’ve taken action to reduce spending and resize our business. These actions have paid off and, today, our balance sheet in terms of leverage and liquidity is stronger than it was three months ago.”

Exhibit 99.1

Fiscal 2020 Outlook

Given the considerable uncertainty around the extent and duration of business disruptions related to the pandemic, and how they will impact operations, the Company suspended its previously provided fiscal year 2020 guidance.

In conjunction with today’s release, Moog will host a conference call beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Jennifer Walter, CFO, will host the call.

Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page approximately 90 minutes prior to the conference call.

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Exhibit 99.1

Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to certain current and future events and financial performance and are not guarantees of future performance. This includes but is not limited to, the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the board of directors, and based on an evaluation of company earnings, financial condition and requirements, business conditions, capital allocation determinations and other factors, risks and uncertainties. The impact or occurrence of these could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

•	The markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;

•
We face various risks related to health epidemics such as the global COVID-19 pandemic, which may have material adverse consequences on our operations, financial position, cash flows, and those of our customers and suppliers;

•	We operate in highly competitive markets with competitors who may have greater resources than we possess;

•
We depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;

•	We make estimates in accounting for over-time contracts, and changes in these estimates may have significant impacts on our earnings;

•	We enter into fixed-price contracts, which could subject us to losses if we have cost overruns;

•	We may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects;

•	If our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;

•	We may not be able to prevent, or timely detect, issues with our products and our manufacturing processes which may adversely affect our operations and our earnings;

•
Contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks, and any false claims or non-compliance could subject us to fines, penalties or possible debarment;

•	The loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results;

•	Our new products and technology research and development efforts are substantial and may not be successful which could reduce our sales and earnings;

•	Our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;

•	Our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;

•	Our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;

•	The potential phase out of LIBOR may negatively impact our debt agreements and financial position, results of operations and liquidity;

•
Significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;

•	A write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth;

•	Our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or if we engage in divesting activities;

•	Our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;

•	The United Kingdom's decision to exit the European Union may bring short-term and long-term adverse impacts on our results of operations;

Exhibit 99.1

•	Escalating tariffs, restrictions on imports or other trade barriers between the United States and various countries may impact our results of operations;

•	Unforeseen exposure to additional income tax liabilities may affect our operating results;

•	Government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;

•
The failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages;

•	We are involved in various legal proceedings, the outcome of which may be unfavorable to us;

•	Future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business;

•	Our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
(dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net sales	$657,539	$740,969	$2,177,659	$2,139,456
Cost of sales	486,760	529,050	1,587,569	1,530,634
Inventory write-down	19,271	—	19,271	—
Gross profit	151,508	211,919	570,819	608,822
Research and development	27,407	31,298	82,303	94,518
Selling, general and administrative	96,899	103,655	302,517	299,841
Interest	9,440	9,780	29,923	29,401
Long-lived asset impairment	34,327	—	34,327	—
Restructuring	4,830	—	4,830	—
Other	4,415	7,168	14,294	14,645
Earnings (loss) before income taxes	(25,810)	60,018	102,625	170,417
Income taxes (benefit)	(11,386)	13,853	17,277	40,424
Net earnings (loss)	$(14,424)	$46,165	$85,348	$129,993

Net earnings (loss) per share
Basic	$(0.44)	$1.32	$2.55	$3.73
Diluted	$(0.44)	$1.31	$2.53	$3.69

Average common shares outstanding
Basic	32,601,481	34,904,487	33,515,584	34,869,021
Diluted	32,601,481	35,239,834	33,722,723	35,202,519

Long-lived asset impairment includes a provisional charge of $9,015 for an asset with a net book value of $18,397. The value of this charge could change in subsequent filings as management receives additional information and performs additional analysis.

Exhibit 99.1

Results shown in the previous table includes charges associated with the COVID-19 pandemic. These impacts include inventory write-down, long-lived asset impairment and restructuring charges. The table below adjusts the income taxes (benefit), net earnings (loss) and diluted net earnings (loss) per share to exclude these impacts.

Reconciliation to non-GAAP adjusted income taxes (benefit), net earnings (loss) and diluted net earnings (loss) per share are as follows:

	Three Months Ended		Nine Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
As Reported:
Earnings (loss) before income taxes	$(25,810)	$60,018	$102,625	$170,417
Income taxes (benefit)	(11,386)	13,853	17,277	40,424
Effective income tax rate	44.1%	23.1%	16.8%	23.7%
Net earnings (loss)	(14,424)	46,165	85,348	129,993
Diluted net earnings (loss) per share	$(0.44)	$1.31	$2.53	$3.69

COVID-19 Pandemic charges:
Earnings before income taxes	$58,428	$—	$58,428	$—
Income taxes	13,591	—	13,591	—
Net earnings	44,837	—	44,837	—
Diluted net earnings per share	$1.37	$—	$1.33	$—

As Adjusted:
Earnings before income taxes	$32,618	$60,018	$161,053	$170,417
Income taxes	2,205	13,853	30,868	40,424
Effective income tax rate	6.8%	23.1%	19.2%	23.7%
Net earnings	30,413	46,165	130,185	129,993
Diluted net earnings per share	$0.93	$1.31	$3.86	$3.69

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net sales:
Aircraft Controls	$249,388	$336,735	$930,749	$961,407
Space and Defense Controls	183,906	173,045	563,156	493,938
Industrial Systems	224,245	231,189	683,754	684,111
Net sales	$657,539	$740,969	$2,177,659	$2,139,456
Operating profit (loss):
Aircraft Controls	$(44,287)	$34,484	$29,006	$94,805
	(17.8)%	10.2%	3.1%	9.9%
Space and Defense Controls	22,177	24,133	72,111	63,110
	12.1%	13.9%	12.8%	12.8%
Industrial Systems	17,794	25,495	69,368	83,428
	7.9%	11.0%	10.1%	12.2%
Total operating profit (loss)	(4,316)	84,112	170,485	241,343
	(0.7)%	11.4%	7.8%	11.3%
Deductions from operating profit:
Interest expense	9,440	9,780	29,923	29,401
Equity-based compensation expense	1,390	1,439	4,661	5,130
Non-service pension expense	4,241	4,883	11,440	14,666
Corporate and other expenses, net	6,423	7,992	21,836	21,729
Earnings (loss) before income taxes	$(25,810)	$60,018	$102,625	$170,417

Exhibit 99.1

Operating Profit and Margins - as adjusted are as follows:

	Three Months Ended		Nine Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Aircraft Controls operating profit (loss) - as reported	$(44,287)	$34,484	$29,006	$94,805
Inventory write-down	18,535	—	18,535	—
Long-lived asset impairment	33,986	—	33,986	—
Restructuring	2,896	—	2,896	—
Aircraft Controls operating profit - as adjusted	$11,130	$34,484	$84,423	$94,805
	4.5%	10.2%	9.1%	9.9%

Space and Defense Controls operating profit - as reported	$22,177	$24,133	$72,111	$63,110
Long-lived asset impairment	341	—	341	—
Restructuring	185	—	185	—
Space and Defense Controls operating profit - as adjusted	$22,703	$24,133	$72,637	$63,110
	12.3%	13.9%	12.9%	12.8%

Industrial Systems operating profit - as reported	$17,794	$25,495	$69,368	$83,428
Inventory write-down	736	—	736	—
Restructuring	1,749	—	1,749	—
Industrial Systems operating profit- as adjusted	$20,279	$25,495	$71,853	$83,428
	9.0%	11.0%	10.5%	12.2%

Total operating profit - as adjusted	$54,112	$84,112	$228,913	$241,343
	8.2%	11.4%	10.5%	11.3%

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	June 27, 2020	September 28, 2019
ASSETS
Current assets
Cash and cash equivalents	$102,323	$89,702
Restricted cash	3,286	2,846
Receivables	896,658	954,355
Inventories, net	609,189	534,974
Prepaid expenses and other current assets	48,406	47,096
Total current assets	1,659,862	1,628,973
Property, plant and equipment, net	593,086	586,767
Operating lease right-of-use assets	58,627	—
Goodwill	811,851	784,240
Intangible assets, net	91,368	79,646
Deferred income taxes	19,183	19,992
Other assets	15,915	14,619
Total assets	$3,249,892	$3,114,237
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current installments of long-term debt	$478	$249
Accounts payable	174,496	257,677
Accrued compensation	120,906	143,765
Contract advances	209,368	137,242
Accrued liabilities and other	212,020	188,725
Total current liabilities	717,268	727,658
Long-term debt, excluding current installments	987,704	832,984
Long-term pension and retirement obligations	164,341	160,034
Deferred income taxes	41,162	40,528
Other long-term liabilities	95,490	30,552
Total liabilities	2,005,965	1,791,756
Shareholders’ equity
Common stock - Class A	43,799	43,795
Common stock - Class B	7,481	7,485
Additional paid-in capital	462,286	510,546
Retained earnings	2,197,038	2,128,739
Treasury shares	(957,082)	(769,569)
Stock Employee Compensation Trust	(61,807)	(111,492)
Supplemental Retirement Plan Trust	(49,655)	(71,546)
Accumulated other comprehensive loss	(398,133)	(415,477)
Total shareholders’ equity	1,243,927	1,322,481
Total liabilities and shareholders’ equity	$3,249,892	$3,114,237

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Nine Months Ended
	June 27, 2020	June 29, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$85,348	$129,993
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	55,859	53,744
Amortization	9,847	10,364
Deferred income taxes	(11,346)	3,764
Equity-based compensation expense	4,661	5,130
Impairment of long-lived assets and inventory write-down	53,598	—
Other	6,831	2,550
Changes in assets and liabilities providing (using) cash:
Receivables	63,272	(47,966)
Inventories	(86,526)	(68,519)
Accounts payable	(85,136)	19,076
Contract advances	73,040	(4,670)
Accrued expenses	1,827	(410)
Accrued income taxes	(23,528)	(5,564)
Net pension and post retirement liabilities	24,706	24,386
Other assets and liabilities	15,395	7,217
Net cash provided by operating activities	187,848	129,095
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(54,265)	—
Purchase of property, plant and equipment	(70,423)	(91,083)
Other investing transactions	(3,429)	2,518
Net cash used by investing activities	(128,117)	(88,565)
CASH FLOWS FROM FINANCING ACTIVITIES
Net short-term repayments	—	(3,560)
Proceeds from revolving lines of credit	977,850	570,200
Payments on revolving lines of credit	(968,459)	(604,513)
Proceeds from long-term debt	6,935	—
Payments on long-term debt	(52,253)	(255)
Proceeds from senior notes, net of issuance costs	491,769	—
Payments on senior notes	(300,000)	—
Payments on finance lease obligations	(730)	—
Payment of dividends	(17,049)	(26,156)
Proceeds from sale of treasury stock	3,199	2,443
Purchase of outstanding shares for treasury	(191,961)	(17,986)
Proceeds from sale of stock held by SECT	17,082	10,036
Purchase of stock held by SECT	(6,241)	(13,327)
Proceeds from sale of SERP stock	—	4,293
Other financing transactions	(5,879)	—
Net cash used by financing activities	(45,737)	(78,825)
Effect of exchange rate changes on cash	(932)	(366)
Increase (decrease) in cash, cash equivalents and restricted cash	13,062	(38,661)
Cash, cash equivalents and restricted cash at beginning of period	92,548	127,706
Cash, cash equivalents and restricted cash at end of period	$105,610	$89,045

SUPPLEMENTAL CASH FLOW INFORMATION
Treasury shares issued as compensation	$9,063	$11,795
Equipment acquired through lease financing	$16,192	$148